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                              LICENSE AGREEMENT

     THIS AGREEMENT made and entered into this 4th day of March, 1999, between SRN Broadcasting & Marketing, Inc. (An Illinois corporation), 208 N. Waukegan Rd. Suite C, Lake Bluff, IL 60044; its sublicensees, designees, successors and permitted assigns (Hereinafter individually and collectively referred to as "Licensor") of the first part

                                 and

     ENTERTAINMENT BOULEVARD, INC., 4052 Del Rey Avenue, Suite 106, Marina Del Rey, CA 90292 USA, its sublicensees, designees, successors and permitted assigns (hereinafter individually and collectively referred to as "Licensee"), of the second part

     WHEREAS, Licensor is actually engaged in the production of radio broadcasts; and

     WHEREAS, Licensee agrees in accordance with the terms hereof, to provide design, marketing and on-line service for such Programming/Content in the Licensed Territory, as the same shall be hereinafter defined.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and subject always to the terms and provisions hereinafter set forth, the parties hereto agree as follows:

     1. Licensor hereby exclusively licenses to Licensee the exclusive license to use the following Programming/Content in and for the Licensed
Territory:

            a) The Programming/Content listed on Exhibit "A" attached hereto and incorporated herein by this reference embodying that Programming/Content entitled "Bears -- Packers Showdown" and any other permutations it may take on (hereinafter referred to as the "First Content"). This Programming/Content will be available from the Entertainment Boulevard "Pro Sports Net" front page, and/or any other mutually agreed upon location on the Licensee's Internet domain.

     2. The rights herein granted by Licensor to Licensee are the following for the Licensed Territory during the Term hereof:

            a) The Term of this License Agreement shall commence March 1, 1999, and expire on the date one (1) year from the date of Delivery to Licensee of all Content for which Licensee exercises its option, pursuant to Paragraph 2.a)2) hereof (hereinafter, individually and collectively referred to as "the Term").

                   1) "Delivery" or words of similar connotation - shall mean delivery to Licensee by Licensor, for the purpose of distribution via the Internet, of: a digitally converted version of the content listed on Exhibit "A" via FTP, T1, ISDN or satellite. Licensee may carry the radio show live. If content is not delivered via FTP, T1, ISDN or satellite, the cost of the DAT tape and the delivery of the DAT tape to Entertainment Boulevard shall be at Entertainment Boulevard's sole expense. These tapes are to be technically satisfactory to Licensee and shall be commercial free. Licensor shall also mean delivery to Licensee of all consents, approvals, copyright information, credits corresponding to these master tapes, all at Licensor's sole cost and expense.

                    2) Options: Licensor further grants to Licensee one (1) option to acquire the exclusive license for the Licensed Territory for a period of one (1) year. Should Licensor elect to exercise this Option, Licensor shall notify Licensee in writing within thirty (30) days prior to the end of the Initial Term. Failure by Licensee to exercise

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this Option shall be deemed termination of this Agreement. Should Licensee exercise its option, all of the same terms and conditions as the Initial Term hereunder shall apply.

          b) The right to use the name of "Bears -- Packers Showdown" in the Licensed Territory, Licensor and any other person rendering services in connection with the Content only in connection with the marketing of Content. During the Term, Licensee may refer to SRN Broadcasting as Licensee's Internet Content Provider, only in the Licensed Territory. Licensor shall promote Entertainment Boulevard and Pro Sports Net via in-program billboards.

          c) The unfettered right to market, promote, exploit, use and control the said Content or derivatives thereof, the Content produced therefrom and embodied therein, throughout the Licensed Territory. All such Content and derivatives, and any and all copyrights therein and other rights pertaining thereto, are and shall remain the sole and exclusive property of Licensor. Licensor acknowledges this ownership and undertakes to protect such ownership at its sole cost and expense. Licensee shall give Licensor prompt written notice of any apparent or alleged infringement of any of Licensee's rights hereunder, or of Licensor's ownership rights in and to the Content. In this regard, Licensee shall have the sole right, but not the obligation to take all reasonable and practical steps necessary to protect the copyright and trademark of Content in the Licensed Territory and, if applicable, to renew and extend such protection. Licensor shall additionally have the sole and exclusive right, but not the obligation, to take all reasonable legal steps necessary to protect said interests and to obtain redress and/or restrain any third party from any unauthorized use of the Content in the Licensed Territory or in doing of any act which infringes upon any Content. Licensee shall be able to participate in any such action, PARI PASSU with the repayment to Licensor of its expenses. Should Licensor receive any judgment, settlement or action, after the reimbursement therefrom to Licensor (and Licensee, if applicable) of their respective legal fees and costs incurred therein, any remaining proceeds shall be divided between the parties hereto in the following percentages: Licensor; 75%, Licensee; 25%. Notwithstanding the foregoing, should Licensor fall or refuse to take any of the foregoing actions, then, in addition to any of the rights which Licensee shall have hereunder, either at law or in equity, Licensee may (but shall not be obligated to) take such action in Licensor's and/or Licensee's name, in which event any recovery from such action undertaken by Licensee shall be the sole property of Licensee.

          d) All rights in and to the Content licensed hereunder which are not specifically granted to Licensee hereunder, are reserved by Licensor.

     3. Both Licensee and Licensor agree not to grant to any other person, firm or corporation in the Licensed Territory, and rights in the Content which are contrary to the grant of rights herein.

     4. For the purpose of the Agreement, the term "Licensed Territory" and/or "Territory" shall be defined as The Internet.

     5. In consideration for the rights herein granted, and Licensor's full and faithful performance of all material terms and conditions hereof, Licensee shall pay to Licensor with respect to all revenues generated a sum equal to that percent of the gross revenues actually received by or on behalf of the Content hereunder, less any fixed costs that are approved by Licensor. For the purposes hereof, the Revenue Split will be as follows: Licensor 50%, Licensee 50%.

     6. Licensor shall have the right, but not the obligation, to sell Internet-only advertising to be presented in the section of the Pro Sports Net website which broadcasts the content outlined in Exhibit A. Such advertising shall consist of any of the following: banner ads, corporate sponsorships, audio, video, or audio/video ads which are broadcast exclusively through the web site, or any other promotional text, graphic, audio clip or combination of these which generates revenue in exchange for broadcast over the web site. For the purposes hereof,



















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the Revenue Split for any of the promotions outlined in this Paragraph 6 shall be as follows: Licensor 50%, Licensee 50%. Should Licensor elect to sell such internet-only advertising, Licensee shall have the right to approve all pricing schedules for such advertising. Such approval shall not be unduly withheld, and Licensee shall respond to all requests for such approval within three (3) business days. Should advertising generated by Licensor conflict with advertising generated by Licensee, advertising generated by Licensee shall take priority, but both parties shall make all possible efforts to prevent such situation from occurring by informing each other of all advertising campaigns as they occur.

     7. Licensor shall provide Licensee with one-minute advertisements to run in between program segments. These advertisements shall run until such time that Licensee's commercial inventory has been filled. Blocks of advertisements in between program segments shall not exceed three (3) minutes in length. Licensee may provide Licensor with an on-air commercial to run on SRN shows at no charge, which Licensor may run when space is available.

     8. Licensor has the right to reject any internet-only advertising, as defined in Paragraph 6, that Licensor deems unsuitable. Advertisements considered unsuitable shall include, but are not limited to, those advertisements regarding or soliciting gambling or sex. Permission to display ads on the site shall not be unreasonably withheld.

     9. Payments between parties of revenues due hereunder shall be made in currency of the United States of America and shall be accompanied by a detailed statement. Each payment shall be made monthly, within fifteen (15) days following the end of each month. Such statement shall be forwarded to the other party, regardless of whether or not any monies are due and owing. All statements and payments made shall be binding on the receiving party and shall not be subject to any objection for any reason, unless specific objection is made in writing stating the basis thereof within eighteen (18) months after the date of each such statement. No action, claim or proceeding against in any form shall be maintained with respect to any such statement or payment unless a written objection notice is made and such action, claim or proceeding is commenced in a court of competent jurisdiction within two (2) years after the date of any such statement. Either party has the right, at its sole cost and expense, to appoint an independent certified public accountant to audit only those books and records of the other party which pertain to the revenues generated hereunder and only for the purposes of verifying accounting statements. Each party will cooperate fully with such audit, which shall be during ordinary business hours, after at least thirty
(30) days notice at the recipient's regular place of business where the recipient keeps said books and records and be conducted so as to minimize disruption to business. All information derived during such audit shall be kept confidential, as same constitutes trade secrets. Only one audit may be conducted in any calendar year and only once per statement.

     10.    In the event that:

            Either party shall fail to perform any of the material obligations required of it hereunder and should the allegedly failing party fail to cure any such alleged failure within thirty (30) days after receiving written notice from the other party detailing same, or, if not possible to cure within such thirty (30) day period, not commence such cure during such thirty (30) day period and continue do pursue same; the non-failing, non-bankrupt and/or non-insolvent party shall have the right to terminate this Agreement forthwith, by written notice to the other party. In the event of such termination, all executory obligations contained in this Agreement shall cease. Any monies collected and/or received by a party shall be deemed to be monies held in trust on behalf of the other party. In the event of termination of the Agreement pursuant to Paragraphs 11 and 12, the rights granted to the Licensee hereunder shall cease and terminate and shall, without notice or process, revest in Licensor, and Licensor shall in no way waive any royalties due hereunder. However, any such termination by Licensor or Licensee shall not affect the Sell-Off Period provided for hereunder.


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     11.    Each party represents and warrants as follows:

            a) That each party has not made and does not contemplate making an assignment for the benefit of creditors, that no bankruptcy or other proceedings based upon insolvency are pending or threatened against it and that there are no impediments, against it and that there are no impediments, agreements or litigation, actual or threatened, which would prevent or impair that party from performing its duties hereunder.

            b) That Licensee is now and will use its best efforts to remain, during the Term hereof, an active Internet Content provider within the Internet industry.

            c) Licensor warrants and represents that none of the Content, nor its exploitation by Licensee will violate or infringe any common or statutory right of any person or entity.

            d) Licensee's acceptance of the Content or the materials related to the content will not constitute a waiver of any of Licensor's warranties, representations or agreements hereunder.

            e) Each party is free to enter into and perform this Agreement and each party's warranties and representations shall be true and correct upon execution hereof, upon Delivery of the Content shall remain in effect for so long as Licensee has any rights to the Content.

     12. Each party hereto agrees to and does hereby indemnify, save and hold harmless, the other, its permitted assigns, licensees and its directors, officers, shareholders, agents and employees from any and all liabilities, claims, demands, loss and damage (including reasonable attorneys' fees and court costs) arising out of or connected with any claim by a third party which is inconsistent with any of the warranties, representations, covenants or agreements made by the indemnitor herein and agrees to reimburse indemnitee, on demand, for any payment made by indemnitor at any time after the date hereof with respect to any liability or claim to which the foregoing indemnity applies.

     13. This Agreement is entire and sets forth the entire understanding and agreement of the parties hereto, in respect of the matters herein contained. This Agreement may not be altered, modified, canceled or terminated in any way except upon agreement of the parties hereto in writing, and all rights and remedies hereunder shall be cumulative and not limited by specification. All signatures at the foot hereof shall make this a valid, binding and enforceable Agreement between the parties hereto. In the event any payments due Licensor are delayed or prohibited by currency restrictions or other government regulations, Licensor shall be entitled to designate a local depository in the Licensed Territory into which Licensee, at Licensor's expenses, shall deposit such monies. In the event of any action, suit or proceeding hereunder, the prevailing party shall be entitled to recover its attorneys' fees and costs from the nonprevailing party. This Agreement does not create any partnership joint venture, agency or employment relationship between the parties hereto, their relationship being that of independent contractors. No waiver of any breach, conditions or covenants herein shall be deemed to be a waiver or consent to any other breach, condition or covenant hereunder.

     14. Any notice to be given under the terms of this Agreement will be properly given if delivered in person to the addresses first given above, or if mailed by prepaid postage, registered or certified mail, return receipt requested or to such other addresses as any party may advise and if such notice as aforesaid is delivered by mail, it shall be deemed to have been received at noon on the fourth business day following posting. Notwithstanding the immediately foregoing, in the event of the occurrence of a postal strike or disruption of postal service occurring within six (6) days before or six (6) days after the giving of any notice of as aforesaid,


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then and in that event such notices shall be delivered in person and the option of giving notice by prepaid registered mail or certified shall not be available to any party until the sixth (6th) day following the termination of any such postal strike or disruption of postal services.

     15. This Agreement shall be construed only under the laws of the State of California and the parties hereto irrevocably submit to the jurisdiction of the Courts of the State of California, located in Los Angeles, California. Any proceeding or action or process commenced in said Courts arising out of any such claim, dispute or disagreement may, among other methods, be served upon either by delivering or mailing same, via registered or certified mail, addressed to that party at the address as set out above and any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of California. If any part of this Agreement shall be invalid or unenforceable, it shall not affect the validity of the balance of this Agreement.

     16. This Agreement and the execution thereof shall inure to the benefit of and be binding upon all of the parties hereto, and their respective heirs, executors, administrator, successors and assigns, this Agreement to be executed by their duly authorized officers on the day and date first above written. Notwithstanding anything to the contrary foregoing, either party shall have the right to assign this Agreement, in its good faith business judgment, so long as the assigning party agrees to remain primarily liable for its obligations hereunder to the non-assigning party and further so long as any such assignee agrees in writing to be bound by the terms and conditions of this Agreement.

     17. Neither party shall be in breach or default hereunder if its performance becomes impossible, impracticable or is hampered by reason of any act of God, war, fire, earthquake, labor controversy, sickness, accident, civil commotion, epidemic, act of Government, its agencies or officers, failure of technical or transportation facilities or any other cause of a similar or dissimilar nature not reasonably within that party's control or which that party could not, with reasonable diligence, have avoided (hereinafter, individually and collectively referred to as a "Force Majeure Event"). Upon the happening of any such Force Majeure Event, Licensee, in addition to any other rights or remedies it may have, including the right to terminate this Agreement, the non-breaching or defaulting party may elect by notice to the other party to suspend the Term of this Agreement for that period of time which any such Force Majeure Event continues. In the event of any such suspension, the Term as applicable to any Content, shall be automatically extended by adding a period of time equal to the number of days of such suspension to the end of the applicable Term. In such event, specific dates, periods and time requirements referred to herein shall be postponed and extended accordingly. During any such suspension, all agreements, covenants, and obligations of each party hereunder shall continue in full force and effect. Notwithstanding anything to the contrary foregoing, should any such Force Majeure Event continue for a consecutive period of time equivalent to Two Hundred Seventy (270) days, then, in such event, either party shall have the right to terminate this Agreement by notice to the other party. However, in the event of any such termination, Licensee shall still be entitled to a thirty (30) day shut-down period hereunder, once the Force Majeure Event has ceased.


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     The number of pages preceding this page is five (5).

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand and seals on the day and date first above written.

SRN BROADCASTING AND MARKETING, INC.


By:   /s/David J. Rusch                 Dated: 3/4/99
   -------------------------------            ------------------------------
     David J. Rusch, VP

ENTERTAINMENT BOULEVARD, INC.


By:   /s/Stephen Brown                  Dated: 3-4-99
   -------------------------------            ------------------------------
       Stephen Brown, CEO


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                                  Exhibit "A"

            One hour per week program of "Bears-Packers Showdown."


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